Exhibit 3.882
CERTIFICATE OF LIMITED PARTNERSHIP
OF
RWS TRANSPORT, L.P.
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I. The name of the limited partnership is RWS TRANSPORT, L.P.
II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
III. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
Republic Waste Services of	110 S.E. 6th Street
Texas GP, Inc.	28th Floor
Fort Lauderdale, FL 33301
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of RWS TRANSPORT, L.P., as of June 10, 2003.

RWS TRANSPORT, L.P.

By: it’s General Partner
Republic Waste Services of Texas GP, Inc.

By:	/s/ David A. Barclay David A. Barclay, Vice President & Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:19 PM 06/10/2003
FILED 03:19 PM 06/10/2003
SRV 030382542 – 3668547 FILE